                                                                   EXHIBIT 12.1


                               AFLAC Incorporated

                       Ratio of Earnings to Fixed Charges


                                         Three Months Ended March 31,                        Years Ended December 31,
                                             ---------------------    ----------------------------------------------------------
                                               1999         1998        1998         1997         1996        1995        1994
                                             --------     --------    --------     --------     --------    --------    --------
                                                                            (In thousands)
Fixed Charges:
Interest Expense                             $  3,608     $  3,273    $ 13,152     $ 13,709     $ 16,186    $ 15,611    $ 11,077
Rental Expense Deemed Interest                    119           95         396          439          563         757       1,192
                                             --------     --------    --------     --------     --------    --------    --------

     TOTAL FIXED CHARGES                     $  3,727     $  3,368    $ 13,548     $ 14,148     $ 16,749    $ 16,368    $ 12,269
                                             ========     ========    ========     ========     ========    ========    ========


Earnings Before Income Tax                   $202,897     $ 53,524    $550,793     $864,820     $650,001    $600,995    $504,336
Add Back:
Fixed Charges                                   3,727        3,368      13,548       14,148       16,749      16,368      12,269

     TOTAL EARNINGS BEFORE INCOME            --------     --------    --------     --------     --------    --------    --------
     TAX AND FIXED CHARGES                    206,624       56,892     564,341      878,968      666,750     617,363     516,605
                                             --------     --------    --------     --------     --------    --------    --------

Adjustments:

Realized Gains/(Losses)                         (4,590)         183      (2,077)      (5,400)       1,980        (270)        (58)
Gain on Sale of Television Business                                                  267,223       60,264

                                             --------     --------    --------     --------     --------    --------    --------
     Total Realized Gains/(Losses)             (4,590)         183      (2,077)     261,823       62,244        (270)        (58)
                                             --------     --------    --------     --------     --------    --------    --------

     TOTAL EARNINGS BEFORE INCOME
     TAX AND FIXED CHARGES AND               --------     --------    --------     --------     --------    --------    --------
     REALIZED GAINS/(LOSSES)                 $211,214     $ 56,709    $566,418     $617,145     $604,506    $617,633    $516,663
                                             ========     ========    ========     ========     ========    ========    ========





     EARNINGS EXCLUDING REALIZED GAINS/
     (LOSSES) TO FIXED CHARGES                   56.7x        16.8x       41.8x        43.6x        36.1x       37.7x       42.1x

                               AFLAC Incorporated
                       Debt to Total Capitalization Ratio

                                   Three Months Ended March 31,                    Years Ended December 31,
                                       ---------------------           ----------------------------------------------
                                         1999         1998               1998               1997              1996
                                       --------     --------           --------           --------          --------
                                                                     (In thousands)

Excludes: Unrealized gains on
  investment securities

Notes payable (A)                  $  573,160        $  511,186        $  595,791        $  523,209        $  353,533


Total Capitalization:
   Shareholders' equity             3,858,894         3,453,698         3,769,679         3,430,472         2,125,569
   Plus: Notes payable                573,160           511,186           595,791           523,209           353,533
   Less: Unrealized gains on
     investment securities          1,243,040         1,201,618         1,332,056         1,284,717           280,154
                                   ----------        ----------        ----------        ----------        ----------
Total capitalization (B)           $3,189,014        $2,763,266        $3,033,414        $2,668,964        $2,198,948
                                   ==========        ==========        ==========        ==========        ==========

Debt to Equity (A / B)                   18.0%             18.5%             19.6%             19.6%             16.1%


Includes: Unrealized gains on
  investment securities


Notes payable (A)                  $  573,160        $  511,186        $  595,791        $  523,209        $  353,533


Total capitalization:
   Shareholders' equity             3,858,894         3,453,698         3,769,679         3,430,472         2,125,569
   Plus: Notes payable                573,160           511,186           595,791           523,209           353,533

                                   ----------        ----------        ----------        ----------        ----------
Total capitalization (B)           $4,432,054        $3,964,884        $4,365,470        $3,953,681        $2,479,102
                                   ==========        ==========        ==========        ==========        ==========

Debt to Equity (A / B)                   12.9%             12.9%             13.6%             13.2%             14.3%


                                       Years Ended December 31,
                                      --------------------------
                                        1995              1994
                                      --------          --------
                                           (In thousands)
Excludes: Unrealized gains on
  investment securities

Notes payable (A)                   $  327,268        $  184,901


Total capitalization:
  Shareholders' equity               2,134,141         1,751,767
  Plus: Notes payable                  327,268           184,901
  Less: Unrealized gains on
    investment securities              482,787           228,844
                                    ----------        ----------
Total capitalization (B)            $1,978,622        $1,707,824
                                    ==========        ==========

Debt to Equity (A / B)                    16.5%             10.8%


Includes: Unrealized gains on
  investment securities


Notes payable (A)                   $  327,268        $  184,901


Total capitalization:
  Shareholders' equity               2,134,141         1,751,767
  Plus: Notes payable                  327,268           184,901

                                    ----------        ----------
Total capitalization (B)            $2,461,409        $1,936,668
                                    ==========        ==========

Debt to Equity (A / B)                    13.3%              9.5%